EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 13, 1998 included in Henley Healthcare, Inc.'s Form 10-KSB/A-2, and our report dual dated March 13, 1998 and August 11, 1998 included in Henley Healthcare, Inc.'s Form 8-K (dated January 28, 1999), each report for the year ended December 31, 1997, and to all references to our Firm included in this registration statement. It should be noted that we have performed no audit procedures subsequent to March 13, 1998, the date of our report, except with respect to the subsequent sale of the Homecare division as described in Note 17 in the Form 8-K, as to which the date is August 11, 1998. Furthermore, we have not audited any financial statements of Henley Healthcare, Inc. as of any date or for any period subsequent to December 31, 1997.


/s/ ARTHUR ANDERSEN LLP

ARTHUR ANDERSEN LLP

Houston, Texas
January 27, 1999